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                                                                 EXHIBIT 4.11

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                          ONE VOICE TECHNOLOGIES, INC.
               WARRANT TO PURCHASE 300,000 SHARES OF COMMON STOCK

THIS CERTIFIES THAT, for value received, Dominick & Dominick LLC (the "Holder"), is entitled to subscribe for and purchase 300,000 shares (as adjusted pursuant to Section 4 hereof, the "Shares") of the fully paid and nonassessable Common Stock of ONE VOICE TECHNOLOGIES, INC., a Nevada corporation (hereinafter called the "Company"), at the prices of $1.50 per share for 150,000 warrants and $2.00 per share for 150,000 additional warrants (or such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof (in either case, the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth (the "Warrant"). As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock.

     1.  Conditions to Exercise of Warrants. The purchase right represented by
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this Warrant is exercisable, in whole or in part, at any time after the date of issuance and before 5:00 p.m. Eastern Daylight Time on September 1, 2006.

     2.  Method of Exercise: Payment: Issuance of New Warrant. Subject to
         ----------------------------------------------------
Section 1 hereof, the portion of the warrant to purchase one-half or 150,000 shares of common stock may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Annex I duly completed and executed) to the Company (in

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accordance with Section 14 below) and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, the Holder, or as such holder may direct (subject to the restrictions upon transfer contained herein and upon payment by such Holder of any applicable transfer taxes). Such delivery shall be made within 10 days after exercise of the Warrant and at the Company's expense and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within 10 days after exercise of the Warrant.

               The rights represented by this Warrant may be exercised by a written notice of exercise in the form attached hereto specifying that the holder of this Warrant wishes to convert all or any potion of this Warrant up to one-half or 150,000 shares (the "Conversion Right") into a number of Shares equal to the quotient obtained by dividing (x) the current market value of the Warrant Shares subject to the portion of this Warrant being exercised (determined by subtracting the aggregate Warrant Exercise Price for all such Warrant Shares subject to the portion of this Warrant being exercised in effect immediately prior to the exercise of the Conversion Right from the aggregate current or closing market price of such Shares issuable upon exercise of such portion of this Warrant immediately prior to the exercise of the Conversion Right) by (y) the current or closing market price (as defined below) of one share of Common Stock immediately prior to the exercise of the Conversion Right. For the purpose of any computation under this Section 2, the current or closing market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for five (5) consecutive trading days

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commencing ten (10) trading days before the date of such computation. The closing price for each day shall be the last sale price for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ National Market (or if the Common Stock is not listed on the NASDAQ, then on the principal United States national securities exchange on which the Common Stock is listed or quoted. If the Common Stock is not listed or quoted on any United States national securities exchange, then the current or closing market price per share of Common Stock shall be determined by the Board of Directors of the Company in good faith.

     3.  Stock Fully Paid: Reservation of Shares. All Shares which may be issued
         ---------------------------------------
upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4.  Adjustments of Purchase Price and Number of Shares. The number and kind
         --------------------------------------------------
of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         a.  Subdivision or Combination of Shares. If the Company at any time
             ------------------------------------
while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a sub-division or increased in the case of a combination.

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          b. Stock Dividends. If the Company at any time while this Warrant is
             ---------------
outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing subsection (a)) of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          c. Adjustment of Number of Shares. Upon each adjustment in the Warrant
             ------------------------------
Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     5.   Notice of Adjustments. Whenever any Warrant Price shall be adjusted
          ---------------------
pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number of shares issuable upon exercise of the Warrant after giving to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, postage prepaid) to the Holder of this Warrant in accordance with Section 14 hereof.

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     6.   Fractional Shares. No fractional share of Common Stock will be issued
          -----------------
in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefore upon the basis of the Warrant Price then in effect.

     7.   Registration Rite. The Holder of this Warrant shall be entitled to
          -----------------
those registration rights set forth in the Agreement as to Registration Rights, attached hereto. By Acceptance of this Warrant the Holder agrees to the terms of such registration rights.

     8.   Rights of Shareholders. No holder of the Warrant shall be entitled to
          ----------------------
vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting hereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     9.   No Assignment. The rights hereunder may not be assigned without the
          -------------
Company's written consent, except to an affiliate (as defined in the Securities Act of 1933) of Dominick & Dominick, LLC.

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     10.  Notices of Record Date, etc. In the event of
          ---------------------------

          a. Any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right (a "Distribution");

          b. Any capital reorganization of the Company, any reclassification or recapitalization of the Common Stock of the Company or any transfer of all or substantially all the assets of the Company to any other person or consolidation or merger of the Company with or into any other person or consolidation or merger of the Company with or into any other person in which the Company is not the surviving corporation (a "Reorganization"); or

          c. Any voluntary or involuntary dissolution, liquidation or winding up of the Company; then, and in each such event, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (i) the record date of any such Distribution stating the amount and character of such Distribution, or (ii) the date on which any Reorganization is to take place, and the time, if any is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Reorganization. Such notice shall be mailed at least 10 days prior to the date therein specified. This Warrant shall terminate upon the occurrence of an event specified in clause (b) or (c) above.

     11.  Replacement of Warrants. Upon receipt of evidence reasonably
          -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft, destruction, upon delivery of an indemnity agreement reasonably satisfactory in form

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and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     12. Remedies. The Company stipulates that the remedies at law of the Holder
         --------
in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     13. Addresses. Any notice required or permitted hereunder shall be in
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writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the company or the Holder shall have furnished to the other party, and shall be deemed delivered when actually received.

         If to the Company:    Mr. Dean Weber
                               One Voice Technologies, Inc.
                               6333 Greenwich Drive
                               Suite 240
                               San Diego, CA 92122

         With a copy to:       George H. Kaelin, III, Esq.
                               Endeman, Lincoln, Turek & Heater LLP
                               600 "B" Street, Suite 2400
                               San Diego, CA 92101

         If to the Holder:     Mr. Kevin Murphy
                               Dominick & Dominick LLC
                               32 Financial Square
                               34th Floor
                               New York, New York 10005

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     With a copy to:   Joseph D. Hansen, Esq.
                       Kaye Scholer LLP
                       425 Park Avenue
                       New York, New York 10022

     14.  Governing Law. This Warrant shall be governed by and construed in
          -------------
accordance with the laws of the State of New York as applied to contracts entered into by New York residents and to be performed entirely within said state and without reference to conflict of laws principles, other than Section 5-1401 of the General Obligations Law of New York.

     15.  Amendments. No amendment of this Warrant shall be effective unless it
          ----------
is in writing and signed by the party against whom enforcement is sought.

     IN WITNESS WHEREOF, this Warrant is executed as of September 5, 2001.

                         ONE VOICE TECHNOLOGIES, INC.


                         By: /s/ Dean Weber
                             --------------------------------------------------
                             Dean Weber
                             Chairman, President and Chief Executive Officer


                         DOMINICK & DOMINICK LLC


                         By: /s/ Kevin Murphy
                             --------------------------------------------------
                             Kevin Murphy
                             Senior Managing Director

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FORM TO BE USED TO EXERCISE WARRANT:

                                  EXERCISE FORM

     The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ___________ (up to a maximum 150,000) shares of Common Stock of One Voice Technologies, Inc., called for hereby, and hereby makes payment of $_____________________ (at the rate of $1.50 per share) in payment of the Warrant Exercise Price pursuant hereto in cash or elects to purchase _____________ shares of Common Stock of One Voice Technologies, Inc., pursuant to non-cash conversion of the Warrant as provided in Section 3 of the Warrant.

     Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.


                                    ____________________________________
                                    Signature

                                    Signature Guaranteed

Date: ______________________       _________________________


                    INSTRUCTIONS FOR REGISTRATION OF SHARES:

Register Shares in name of: ________________________________
                                       (Print)

Address:   _________________________________________________

           _________________________________________________

           _________________________________________________

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FORM TO BE USED TO EXERCISE WARRANT:

                                  EXERCISE FORM

     The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ___________ (up to a maximum 150,000) shares of Common Stock of One Voice Technologies, Inc., called for hereby, and hereby makes payment of $_____________________ (at the rate of $2.00 per share) in payment of the Warrant Exercise Price pursuant hereto in cash or elects to purchase _____________ shares of Common Stock of One Voice Technologies, Inc., pursuant to non-cash conversion of the Warrant as provided in Section 3 of the Warrant.

     Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.


                                    ____________________________________
                                    Signature

                                    Signature Guaranteed

Date: ______________________       _________________________


                    INSTRUCTIONS FOR REGISTRATION OF SHARES:

Register Shares in name of: ________________________________
                                       (Print)

Address:   _________________________________________________

           _________________________________________________

           _________________________________________________

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FORM TO BE USED TO ASSIGN WARRANT:

                                   ASSIGNMENT

         For value received ___________ does hereby sell, assign and transfer unto _____________________ the right to purchase ___________ shares of Common Stock of One Voice Technologies, Inc., evidenced by the within Warrant, and does hereby irrevocably constitute and appoint One Voice Technologies, Inc. and/or its Transfer Agent as attorney to transfer the same on the books of One Voice Technologies, Inc. with full power of substitution in the premises.

         Please issue the shares as to which this Warrant is exercised in accordance with the


                                    ___________________________________________
                                    Signature

                                    Signature Guaranteed

Date: _____________________      _________________________________________


NOTICE: The signature to the form to exercise or form to assign must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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